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                                                               EXHIBIT 4.3.2

                              SECOND AMENDMENT TO
                          UNITED MERIDIAN CORPORATION
                  1994 EMPLOYEE NONQUALIFIED STOCK OPTION PLAN


     The United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan is hereby amended as follows:

     Section 2 thereof is amended and restated in its entirety to read as follows:

          "2.  Stock Subject to Option.  Subject to adjustment as provided in
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     Sections 4(g) and (h) hereof, options may be granted by the Company from time to time to purchase up to an aggregate of 2,850,000 shares of the Company's authorized but unissued Common Stock. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoptioned under the Plan."



Date:    May 22, 1996                       UNITED MERIDIAN CORPORATION
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                                            By:    /s/ John B. Brock
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                                            Name:  John B. Brock
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                                            Title: Chairman and CEO
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